Exhibit 10.2

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of September 5, 2024 (this “Agreement”), is made and entered into by and among First Majestic Silver Corp., a British Columbia company (together with its successors and permitted assigns, “First Majestic”), Ocelot Transaction Corporation (“Merger Sub”), a Delaware corporation and each of the parties listed on Schedule A hereto (each, a “Securityholder” and, collectively, the “Securityholders”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, First Majestic is entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Gatos Silver, Inc., a Delaware corporation (together with its successors and permitted assigns, “Gatos”), First Majestic and Merger Sub, a wholly owned subsidiary of First Majestic, pursuant to which, among other things, at the closing of the transactions contemplated thereby and on the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into Gatos, with the result that Gatos will survive as a wholly owned subsidiary of First Majestic (the “Merger”);

WHEREAS, each Securityholder is the beneficial or record owner of, and has either sole or shared voting power and dispositive power over, such number of shares of Gatos Common Stock (the “Existing Shares”) as is indicated opposite such Securityholder’s name on Schedule A attached hereto;

WHEREAS, First Majestic and Merger Sub desire that the Securityholders agree, and each Securityholder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Subject Securities (as defined below) in a manner prohibited by this Agreement, and to vote all of the Subject Securities with respect to which the Securityholder has voting rights in a manner so as to facilitate consummation of the Merger; and

WHEREAS, as a condition and an inducement to First Majestic’s and Merger Sub’s willingness to enter into the Merger Agreement, each Securityholder has agreed to enter into this Agreement with respect to all Subject Securities that such Securityholder owns beneficially or of record as of the date hereof, and any additional Subject Securities that such Securityholder may acquire beneficial or record ownership of after the date hereof.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1 or as otherwise defined elsewhere in this Agreement.

“beneficial owner” shall be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, notwithstanding the generality of the foregoing, for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, redemption rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time (including the passage of time in excess of sixty (60) days), the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “beneficial ownership,” “beneficially own,” “beneficially owned” and “own beneficially” shall have correlative meanings.

“Electrum Credit Arrangements” shall mean the Electrum Credit Agreement and the Electrum Pledge Agreement.

“Electrum Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated December 21, 2023, by and among Electrum Global Holdings L.P., Electrum Silver US LLC, Sprott Resource Lending Corp. and Sprott Private Resource Lending III (Collector-1), LP, as may be amended, extended, or replaced from time to time.

“Electrum Pledge Agreement” shall mean that certain Share Pledge Agreement, dated as of February 17, 2023, as amended as of December 21, 2023, by and between Electrum Silver US LLC and Sprott Private Resource Lending III (Collector-1), LP, as may be further amended, extended or replaced from time to time.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated in accordance with its terms, (c) a Gatos Change of Recommendation in accordance with Section 5.03(e) of the Merger Agreement or (d) the termination of this Agreement by mutual written consent of the parties hereto.

“Shareholders Agreement” shall mean that certain Shareholders Agreement, dated as of October 30, 2020, by and among Gatos and the stockholders that are signatories thereto.

“Subject Securities” shall mean, collectively, with respect to each Securityholder, such Securityholder’s Existing Shares and any New Shares.

             “Transfer” shall mean (i) any direct or indirect offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Securityholder, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntary or involuntary, (ii) entry into any Contract, option or other understanding with respect to any offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Securityholder, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), (iii) to otherwise grant, permit or suffer the creation of any Liens (other than those created by this Agreement or under applicable securities laws) or (iv) to commit or agree, directly or indirectly, to take any of the foregoing actions.

2.           Agreement to Retain Subject Securities.

2.1          Transfer and Encumbrance of Subject Securities. Until the earlier of (x) the Expiration Time and (y) Gatos Stockholder Approval, each Securityholder (severally as to itself and not jointly) agrees, with respect to any Subject Securities owned beneficially or of record by such Securityholder, not to (a) Transfer any such Subject Securities except for Transfers (i) that are initiated by the lender under the Electrum Credit Arrangements, including any extension, amendment, refinancing or repledge of security interests relating to the Electrum Credit Arrangements or (ii) that occur following January 1, 2025, to the extent that such Transfer of such Subject Securities is reasonably necessary (as determined by Securityholder in its sole discretion) to provide liquidity to Securityholder to timely repay the Electrum Credit Agreement; provided, that any disposition and Transfer described in this clause (ii) must be permitted under the Electrum Credit Arrangements; or (b) deposit any such Subject Securities into a voting trust or enter into any agreement, arrangement or understanding with any Person to vote or give instructions inconsistent with this Section 2, including any rights to acquire, any granting of, options, rights of first offer or refusal, or any voting agreement or arrangement with respect to such Securityholder’s Subject Securities, grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto or enter into any agreement or arrangement with any person to limit, restrict or adversely affect the Securityholder’s legal power to, authority or right to vote any of its Subject Securities or otherwise prevent the Securityholder from performing its obligations under this Agreement or commit or agree, directly or indirectly, to take any of the foregoing actions.  Such Securityholder further authorizes Gatos to notify Gatos’s transfer agent that there is a stop transfer order with respect to all of the Subject Securities and that this Agreement places limits on the voting of the Subject Securities (subject to the provisions hereof); provided, however, that any such stop transfer order shall terminate upon the Expiration Time.

2.2          Acquisition of Additional Securities. Each Securityholder (severally as to itself and not jointly) agrees that any shares of Gatos Common Stock that such Securityholder purchases or otherwise acquires beneficial or record ownership of, or with respect to which such Securityholder otherwise acquires sole or shared voting power, following the execution of this Agreement and prior to the Expiration Time (the “New Shares”), shall constitute Subject Securities and be subject to the terms and conditions of this Agreement; provided, that such New Shares may be pledged under the Electrum Credit Arrangements.

2.3          Unpermitted Transfers. Any Transfer or attempted or purported Transfer of any Subject Securities in violation of Section 2.1 shall be null and void ab initio.

3.           Agreement to Vote and Approve. Until the Expiration Time, at every meeting of the stockholders of Gatos (whether annual or special) called with respect to any of the following matters, and at every adjournment, postponement or continuation thereof, and on every action or approval by written consent of the stockholders of Gatos with respect to any of the following matters, each Securityholder shall, or shall cause the holder of record on any applicable record date to (including via proxy), vote the Subject Securities owned beneficially or of record by such Securityholder (or such holder of record on such applicable record date): (a) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, (b) in favor of any other proposal in respect of which the vote or written consent of such Securityholders is requested that could reasonably be expected to facilitate the approval of the transactions contemplated by the Merger Agreement (including the Merger), including any proposal to adjourn or postpone such meeting of the stockholders of Gatos to a later date if there are not sufficient votes to adopt the Merger Agreement and/or if there are not sufficient shares present in person or by proxy at such meeting of the stockholders of Gatos to constitute a quorum and (c) against (i) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Gatos under the Merger Agreement or of such Securityholder under this Agreement and (ii) any amendment to Gatos’s articles of incorporation or by-laws that would reasonably be expected to prohibit or impede the timely consummation of the Merger and/or the other transactions contemplated by the Merger Agreement and (iii) any change in a majority of the board of directors of Gatos (clauses (a) through (c), the “Required Votes”).  Any such vote shall be cast, or consent shall be given, for purposes of this Section 3, in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording in accordance herewith the results of such vote or consent. At any meeting of the Securityholders of Gatos (whether annual or special) to which this Section 3 is applicable, each Securityholder shall, or shall direct the holder(s) of record of all of the Subject Securities of such Securityholder on any applicable record date to, appear, in person or by proxy, at each meeting or otherwise cause all of the Subject Securities of such Securityholder to be counted as present thereat for purposes of establishing a quorum. Notwithstanding the foregoing, if there is any amendment to the Merger Agreement which (x) reduces the amount of or changes the form of the Merger Consideration, (y) changes the payment terms of the Merger Consideration in any respect adverse to the holders of Gatos Common Stock or (z) imposes any additional conditions or obligations on the payment of the Merger Consideration or any additional conditions or obligations that would prevent or substantially impede the consummation of the Merger, the Securityholder shall have no obligation to vote any of the Subject Securities in accordance with this Section 3 in favor of the Merger or with respect to the Merger Agreement as so amended.

4.         Agreement Not to Solicit.  Until the Expiration Time, each Securityholder (severally as to itself and not jointly and solely in the Securityholder’s capacity as such) shall not, and shall not authorize and shall use its reasonable best efforts not to permit any of its directors, officers or employees, consultants, financial advisors, accountants, legal counsel, investment bankers, other agents or advisors to act on such Securityholder’s behalf, to, directly or indirectly, engage in any conduct in which Gatos is not permitted to engage by Section 5.03(a) of the Merger Agreement.

5.           No Representative Capacity.  Notwithstanding anything to the contrary in this Agreement, this Agreement applies solely to the Securityholder in the Securityholder’s capacity as a shareholder of Gatos, and nothing in this Agreement shall prevent such Securityholder from acting in such Securityholder’s capacity as an employee, officer or director of Gatos or any Subsidiary of Gatos, or taking any action in such capacity (including at the direction of the board of directors of Gatos).

6.           Representations and Warranties of the Securityholders.  Each Securityholder (severally as to itself and not jointly) hereby represents and warrants to First Majestic and Merger Sub as follows:

6.1           Due Authority; Organization.  Such Securityholder has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform such Securityholder’s obligations hereunder. If such Securityholder is an entity, the execution, delivery and performance of this Agreement by such Securityholder has been duly and validly authorized by all necessary action on the part of such Securityholder, and no other corporate proceedings on the part of such Securityholder are necessary to approve this Agreement or to consummate the transaction contemplated hereby, and such Securityholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. This Agreement has been duly and validly executed and delivered by such Securityholder and, assuming the due authorization, execution and delivery of this Agreement by First Majestic and Merger Sub, constitutes a legal, valid and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally).

6.2          Ownership of the Existing Shares.  As of the date hereof, such Securityholder (a) is the beneficial and record owner of shares of Gatos Common Stock as indicated on Schedule A hereto opposite such Securityholder’s name, free and clear of any proxy, voting restriction, adverse claim or other Lien, other than (i) any Liens imposed on such shares of Gatos Common Stock pursuant to the Electrum Credit Arrangements, and (ii) Liens created by this Agreement, the Merger Agreement or under applicable securities Laws, and (b) has sole voting power over all of the Existing Shares owned beneficially or of record by such Securityholder and sole power of disposition with respect to all of the Existing Shares, and no person other than such Securityholder has any right to direct or approve the voting or disposition of any of the Existing Shares. As of the date hereof, such Securityholder does not own, beneficially or of record, any capital stock or other securities of Gatos or any Subsidiary of Gatos other than the shares of Gatos Common Stock set forth on Schedule A opposite such Securityholder’s name. As of the date hereof, such Securityholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock or other equity interests of Gatos or any Subsidiary of Gatos except as set forth on Schedule A opposite such Securityholder’s name.  None of the Subject Securities are subject to any voting trust agreement or other Contract to which such Securityholder is a party restricting or otherwise relating to the voting or Transfer of any of the Subject Securities.  Such Securityholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Subject Securities, except as provided in the Shareholders Agreement. Such Securityholder has not entered into and will not enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate any of the provisions and agreements set forth herein.

6.3           No Conflict; Consents.

 (a)          The execution and delivery of this Agreement by such Securityholder does not, and the performance by such Securityholder of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to such Securityholder or by which any of such Securityholder’s assets is bound, (ii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or terminate or give rise to any right of termination, vesting, cancellation, amendment, notification, purchase or sale (including any purchase option, option to sell, right of first refusal, right of first offer, right of first negotiation or similar option or right) under, or acceleration of, or result in the creation of a Lien on any of the Subject Securities owned beneficially by such Securityholder pursuant to, any Contract to which such Securityholder is a party or by which any of such Securityholder’s assets is bound or (iii) conflict with or violate any provision of the organizational documents of such Securityholder, as applicable.

(b)          Except for any required filings by such Securityholder with the SEC, the execution and delivery of this Agreement by such Securityholder does not, and the performance by such Securityholder of its obligations under this Agreement will not, require any consent, approval, authorization or permit of, action by, filing with or notification to, any Person.

6.4           Absence of Litigation. As of the date of this Agreement, there is no Action or Order pending or, to the knowledge of such Securityholder, threatened against or affecting, such Securityholder that would reasonably be expected to impair or adversely affect the ability of such Securityholder to perform such Securityholder’s obligations hereunder or to consummate the transactions contemplated hereby.

7.           Representations and Warranties of First Majestic and Merger Sub. First Majestic and Merger Sub hereby represent and warrant to each Securityholder as follows:

7.1          Due Authority. Each of First Majestic and Merger Sub has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by First Majestic and Merger Sub have been duly and validly authorized, and no other corporate proceedings on the part of First Majestic or Merger Sub are necessary to approve this Agreement. This Agreement has been duly and validly executed and delivered by First Majestic and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Securityholders, constitutes a legal, valid and binding obligation of First Majestic and Merger Sub, enforceable against each of them in accordance with its terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally).

7.2           No Conflict; Consents.

 (a)          The execution and delivery of this Agreement by First Majestic and Merger Sub does not, and the performance by First Majestic and Merger Sub of their respective obligations under this Agreement will not, (i) conflict with or violate any Law applicable to First Majestic or Merger Sub or by which any of First Majestic or Merger Sub’s assets are bound, (ii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or terminate or give rise to any right of termination, vesting, cancellation, amendment, notification, purchase or sale (including any purchase option, option to sell, right of first refusal, right of first offer, right of first negotiation or similar option or right) under, or acceleration of, any Contract to which First Majestic or Merger Sub is a party or by which any of First Majestic or Merger Sub’s assets are bound or (iii) conflict with or violate any provision of the organizational documents of First Majestic or Merger Sub, as applicable.

 (b)          Except for any required filings by First Majestic and Merger Sub with the SEC or Canadian Securities Authorities, the execution and delivery of this Agreement by First Majestic and Merger Sub does not, and the performance by First Majestic and Merger Sub of their respective obligations under this Agreement will not, require any consent, approval, authorization or permit of, action by, filing with or notification to, any Person.

7.3          Absence of Litigation. As of the date of this Agreement, there is no Action or Order pending or, to the knowledge of First Majestic, threatened against or affecting, First Majestic, Merger Sub or any of their Affiliates that would reasonably be expected to impair or adversely affect the ability of First Majestic or Merger Sub to perform their obligations hereunder or to consummate the transactions contemplated hereby.

8.          Waiver of Appraisal Rights. Each Securityholder hereby waives, to the full extent permitted by applicable Law, and agrees not to assert or perfect any, appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger with respect to the Subject Securities owned beneficially or of record by such Securityholder.

9.         No Legal Action. The Securityholders shall not bring, commence, institute, maintain, voluntarily aid, finance, encourage or prosecute, and agree to take all actions necessary to opt out of any class in any class action with respect to, any claim, appeal, litigation, arbitration or proceeding which, and the Securityholders hereby waive any claim, appeal, litigation, arbitration or proceeding that, (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement (other than to enforce it) or (b) alleges the breach of any fiduciary duty of any Person (including any member of the board of directors of Gatos or any committee thereof) in connection with the negotiation and entry into the this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby. In addition, in the case of a class action, each Securityholder agrees not to bring, commence, institute, maintain, voluntarily aid, finance, encourage, prosecute or participate in and to take all actions necessary to opt out of, any class in any class action with respect to (a) or (b) above.

10.        Termination. This Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (a) nothing set forth in this Section 10 shall relieve any party from liability for any Willful Breach in respect of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination; and (b) the provisions of this Section 10, and Section 12, shall survive any termination of this Agreement.

11.          Notice of Certain Events. Until the Expiration Time, each Securityholder shall notify First Majestic promptly of  (a) the receipt by such Securityholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement, (b) any acquisition of shares of Gatos Common Stock by such Securityholder and (c) any Transfer pursuant to Section 2.1; provided, however, that the delivery of any notice pursuant to this Section 11 shall not limit or otherwise affect the remedies available to any party.

12.          Miscellaneous

12.1         Further Assurances. From time to time, at the request of First Majestic and without further consideration, each Securityholder shall take such further action as may reasonably be deemed to be necessary or desirable to effect the transactions contemplated by this Agreement.

12.2        No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in First Majestic any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities.  All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Securityholder, and First Majestic shall have no authority to direct the Securityholder in the voting or disposition of any of the Subject Securities, except as otherwise provided herein.  Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including First Majestic, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

12.3        Certain Adjustments.  In the event of a change in the number of shares of Gatos Common Stock by reason of any reclassification, recapitalization, split (including a reverse split), subdivision, combination, exchange or readjustment, or any stock or unit dividend or stock or unit distribution or other similar transaction, the terms “Gatos Common Stock” and “Subject Securities” shall be deemed to refer to and include such shares or units as well as all such stock or unit dividends and distributions and any securities into which or for which any or all of such shares or units may be changed or exchanged or which are received in such transaction.

12.4         Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, (a) the parties shall negotiate, in good faith, a suitable and equitable provision that shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction.

12.5         Binding Effect and Assignment.  This Agreement is not intended to, and shall not, confer upon any other Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder, other than the Persons referred to in Section 9 hereof, who are intended third party beneficiaries of such provision. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties. Any purported assignment of this Agreement in violation of the foregoing shall be null and void ab initio.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

12.6         Amendments and Modifications, Waivers, etc.  No provision of this Agreement may be modified, amended, altered, supplemented or waived prior to the Effective Time except upon the execution and delivery of a written agreement, amendment or waiver executed, in the case of an amendment, by the parties hereto or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

12.7         Reliance by First Majestic and Merger Sub. Each Securityholder understands and acknowledges that First Majestic and Merger Sub are entering into the Merger Agreement (and the other documents related thereto) in reliance upon such Securityholder’s execution, delivery and performance of this Agreement and upon the representations and warranties, covenants and other agreements of such Securityholder contained in this Agreement.

12.8          Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity to specific relief hereunder, including an injunction or injunctions, specific performance and other equitable relief to prevent and enjoin breaches (or threatened breaches) of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court identified in Section 12.10 of this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement for the posting of any bond or security as a prerequisite to obtaining equitable relief.

12.9          Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon delivery if personally delivered by hand providing proof of delivery, (b) on the date sent by email (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), or (c) when delivered if sent by a nationally recognized overnight courier service (with confirmation of delivery) if received prior to 5:00 p.m. (New York City time) on a Business Day, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day, in each case, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to First Majestic or Merger Sub, to:

First Majestic Silver Corp.
1800 – 925 West Georgia Street
Vancouver, B.C.  V6C 3L2

Attention:	Keith Neumeyer, President and Chief Executive Officer Samir Patel, General Counsel & Corporate Secretary
Email:

with a copy (which shall not constitute notice) to:

Bennett Jones LLP
2500 – 666 Burrard Street
Vancouver, B.C.  V6C 2X8

Attention:	James Beeby, Lisa Stewart
Email:	BeebyJ@bennettjones.com, StewartL@bennettjones.com

and

Dorsey & Whitney LLP
1095 West Pender Street, Suite 805
Vancouver, B.C. V6E 2M6

Attention :	Daniel M. Miller, Josh Pleitz
Email:	miller.dan@dorsey.com; pleitz.josh@dorsey.com

If to a Securityholder, to the address set forth for such Securityholder on Schedule A.

12.10       Governing Law; Jurisdiction.

  (a)         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction.

  (b)          Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, as applicable, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, as applicable, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 12.10(b) in the manner provided for notices in Section 12.9.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

12.11      WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.11.

12.12     Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof.

12.13      Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by .pdf signature and a .pdf signature shall constitute an original for all purposes.

12.14     Interpretation. Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement and has participated jointly in negotiating and drafting this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The section headings herein are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section or Schedule such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement.  The term “or” is not exclusive. References to a party or to the parties to this Agreement refer to First Majestic, Merger Sub and the Securityholders, individually or collectively, as the case may be.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

12.15       Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

12.16      Documentation and Information. Each Securityholder consents to and authorizes the publication and disclosure by First Majestic and Gatos and their respective Affiliates of the Securityholders’ identity and holdings of shares of Gatos Common Stock, and the nature of such Securityholder’s commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Merger or any other transaction contemplated by the Merger Agreement; provided, that each Securityholder will be provided with an opportunity to review any such disclosure prior to public release. As promptly as reasonably practicable, each Securityholder shall notify First Majestic and Gatos, as applicable, of any required corrections with respect to any written information supplied by such Securityholder specifically for use in any such disclosure document, if and to the extent such Securityholder becomes aware that any have become false or misleading in any material respect.

12.17      Obligation to Update Schedule A. Each Securityholder agrees that in connection with any acquisitions or Transfers (to the extent permitted) of Subject Securities by such Securityholder, such Securityholder will, as promptly as practicable following the completion thereof, notify each of Gatos and First Majestic in writing of such acquisition or Transfer and the parties will update Schedule A to reflect the effect of such acquisition or Transfer.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

FIRST MAJESTIC SILVER CORP.

By:
Name:
Title:

OCELOT TRANSACTION CORPORATION

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

SECURITYHOLDERS:

ELECTRUM SILVER US LLC

By:	Electrum Strategic Management LLC, its Manager

By:
Name: Michael H. Williams
Title: Managing Director

ELECTRUM SILVER US II LLC

By:	Electrum Strategic Management LLC, its Manager

By:
Name: Michael H. Williams
Title: Managing Director

[Signature Page to Voting and Support Agreement]

SCHEDULE A
SECURITYHOLDERS

Name	Address	Existing Shares
Electrum Silver US LLC	c/o The Electrum Group LLC 600 Fifth Ave., 24th Fl. New York, NY 10020	17,894,672
Electrum Silver US II LLC	c/o The Electrum Group LLC 600 Fifth Ave., 24th Fl. New York, NY 10020	4,109,704